Exhibit 23.0



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Oregon Steel Mills, Inc. of our report dated March 3, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP

Portland, Oregon
September 9, 2004